Exhibit 99.1

Schedule A
Consolidated Obligation Bonds Committed to be Issued by the Federal Home Loan Bank of Dallas

TRADE DATE	CUSIP	SETTLEMENT DATE	MATURITY DATE	NEXT PAY DATE	CALL TYPE (1)	CALL STYLE (2)	RATE TYPE/ RATE SUB-TYPE (3)(4)	NEXT CALL DATE	INITIAL COUPON RATE	PAR AMOUNT
01/21/2021	3130AKUK0	01/28/2021	07/28/2025	07/28/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	04/28/2021	0.43%	$100,000,000
01/21/2021	3130AKUL8	01/26/2021	01/26/2026	07/26/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	07/26/2021	0.53%	$100,000,000
01/22/2021	3130AKMV5	01/29/2021	10/29/2026	07/29/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	07/29/2021	0.65%	$15,000,000
01/22/2021	3130AKN69	01/28/2021	01/28/2026	07/28/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	01/28/2022	0.50%	$30,000,000
01/22/2021	3130AKNS1	01/28/2021	07/28/2026	07/28/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	01/28/2022	0.60%	$15,000,000
01/22/2021	3130AKU53	01/28/2021	01/28/2026	07/28/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	07/28/2021	0.52%	$35,000,000
01/22/2021	3130AKUU8	02/18/2021	02/18/2026	08/18/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	02/18/2022	0.53%	$23,000,000
01/22/2021	3130AKUW4	02/12/2021	11/12/2025	08/12/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	08/12/2021	0.50%	$15,000,000
01/22/2021	3130AKUZ7	01/28/2021	01/28/2031	07/28/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	07/28/2021	1.10%	$10,000,000
01/22/2021	3130AKV94	02/11/2021	02/11/2036	08/11/2021	Optional Principal Redemption	Bermudan	Fixed/ Constant	08/11/2021	1.80%	$25,000,000

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Scheduled Amortizing bonds repay principal based upon a predetermined amortization schedule, in accordance with the terms of the bond.

(2)    Call Style Description:

American - redeemable continuously on and after the first redemption date and until maturity.
Bermudan - redeemable on specified recurring dates on and after the first redemption date until maturity.
European - redeemable on a specific date only.
Multi-European - redeemable on particular dates only.
Canary - redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable or from variable to fixed on a predetermined date, according to the terms of the bond; in some cases, the variable coupon may be subject to an interest rate cap.
Fixed bonds pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds pay interest at rates that reset periodically over the life of the bond based upon an index such as 1-month or 3-month LIBOR or the daily Federal Funds rate, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds pay interest at constant fixed rates over the life of the bond, according to the terms of the bond.
Step-Down bonds pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up bonds pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up/Step-Down bonds pay interest at increasing fixed rates and then at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Capped Floater bonds pay interest at variable rates subject to an interest rate ceiling, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.